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                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-84632) pertaining to the Universal Forest Products, Inc. Employees' Profit Sharing and 401(k) Retirement Plan of our report dated June 2, 2005, with respect to the financial statements and schedule of Universal Forest Products, Inc. Employees' Profit Sharing and 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Grand Rapids, Michigan
June 28, 2005